As filed with the Securities and Exchange Commission on June 27, 1996 Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

              HOME HEALTH CORPORATION OF AMERICA, INC.
       (Exact name of Registrant as specified in its charter)

Pennsylvania                     2200 Renaissance Blvd.           23-2224800
(State or other                  King of Prussia, PA    19406   (I.R.S. Employer
jursidiction of                  (Address of Principal  (Zip    Identification
incorporation or organization)     Executive Offices)    Code)   Number)

                    AMENDED AND RESTATED EMPLOYEE
                          STOCK OPTION PLAN

              1995 EMPLOYEE AND CONSULTANT EQUITY PLAN

                 Bruce J. Feldman, President and CEO
              Home Health Corporation of America, Inc.
                     2200 Renaissance Boulevard
                              Suite 300
                      King of Prussia, PA 19406
                           (610) 272-1717
               (Name, address, including zip code and
               telephone number, including area code,
                        of agent for service)


                    Copies of Communications to:
                         Fred Blume, Esquire
                   Blank, Rome, Comisky & McCauley
                     1200 Four Penn Center Plaza
                       Philadelphia, PA 19103
                           (215) 569-5500

                   CALCULATION OF REGISTRATION FEE

Title of securities     Amount to be     Proposed      Proposed    Amount of
<F1>
to be registered        registered    maximum       maximum     registration
                                         offering      aggregate   fee
                                         price per     offering
<F2>
<F2>
                                         share      price
Common Stock, no par    635,000 shares   $13.0265     $6,328,872  $2,018.47
value


<F1>
  Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

<F2>
 Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised, and in the case where such price is not known, upon the average of the high and low sale prices of Home Health Corporation of America, Inc. Common Stock, no par value, reported on the Nasdaq National Market System on June 21, 1996.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(i) The Company's Prospectus dated November 8, 1995 filed pursuant to Rule 424(b) under the Securities Act of 1933;

(ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal period covered by the Prospectus referred to in (i) above; and

(iii) The description of the Company's Common Stock is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 0-26938) filed on October 6, 1995 under the Securities Exchange Act of 1934, as amended.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

  Not Applicable.

Item 5. Interests of Named Experts and Counsel.

  Not Applicable.

Item 6. Indemnification of Directors and Officers.
Section 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended, (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1744 provides that, unless ordered by a court, any indemnification under
Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

The Company's by-laws provide, in general, that the Company shall indemnify its officers and directors to the fullest extend authorized by law.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

     Exhibit No.         Description

      5.1                Opinion of Counsel regarding legality

<F1>
    10.1 1984 Employee Stock Option Plan (Qualified and Non-Qualified), as amended and restated

<F2>
   10.2                  1995 Employee and Consultant Equity Plan

     23.1                Consent of Coopers and Lybrand L.L.P.

     23.2                Consent of Counsel (included as part of Exhibit 5.1)

     24.1                Power of Attorney (included on pages 7 and 8)

______________________

<F1>
Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-96888).

<F2>
Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 33-96888).

Item 9. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the 21st day of June, 1996.




                             HOME HEALTH CORPORATION OF AMERICA, INC.



                             By: /s/ Bruce J. Colburn
                                 Bruce J. Colburn
                                 Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce J. Colburn, his true and lawful attorneys-in-fact and agents, with full power of substitution of resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 21st day of June, 1996.


Name                       Title

/s/ Bruce J. Feldman       Chairman of the Board, President,
                           Chief Executive Officer and Director
                           (Principal Executive Officer)


/s/ Bruce J. Colburn       Chief Financial Officer
                           (Principal Accounting and Financial Officer)

/s/ G. Michael Bellenghi   Director

/s/ Harvey Machaver        Director

/s/ Joseph Trustey         Director

                      EXHIBIT INDEX

Exhibit Number                           Description
5.1                                      Opinion of Counsel Regarding Legality

<F1>
10.1 1984 Employee Stock Option Plan (Qualified and Non-Qualified), as amended and restated

<F2>
10.2                                     1995 Employee and Consultant Equity
                                         Plan

23.1                                     Consent of Coopers & Lybrand L.L.P.

23.2                                     Consent of Counsel (included as part of
                                         Exhibit 5.1)

24.1                                     Power of Attorney (included on pages 7
                                         and 8)
___________________

<F1>
Incorporated by reference from the Company's Registration Statement on Form S-1 (File 33-96888).


<F2>
Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-1 (File 33-96888).